Exhibit 99.1

MOHEGAN TRIBAL GAMING AUTHORITY ANNOUNCES

FIRST QUARTER FISCAL 2011 OPERATING RESULTS

Uncasville, Connecticut, January 27, 2011 – The Mohegan Tribal Gaming Authority, or the Authority, announced today its operating results for the first fiscal quarter ended December 31, 2010. The Authority is an instrumentality of the Mohegan Tribe of Indians of Connecticut, or the Tribe, and the owner and operator of a gaming and entertainment complex located in Uncasville, Connecticut, known as Mohegan Sun, and a gaming and entertainment facility located in Plains Township, Pennsylvania, known as Mohegan Sun at Pocono Downs.

Consolidated operating results for the first quarter ended December 31, 2010:

•	Adjusted EBITDA, a non-GAAP measure described below, of $68.5 million, a 7.3% increase over the first quarter of fiscal 2010

•	Adjusted EBITDA margin of 20.4% compared to 18.7% in the first quarter of fiscal 2010

•	Net income attributable to the Authority of $12.9 million, a 193.6% increase over the first quarter of fiscal 2010

•	Income from operations of $44.3 million, a 17.1% increase over the first quarter of fiscal 2010

•	Net revenues of $335.6 million, a 1.8% decrease from the first quarter of fiscal 2010

•	Gaming revenues of $307.7 million, a 0.7% decrease from the first quarter of fiscal 2010

•	Gross slot revenues of $223.0 million, a 3.9% decrease from the first quarter of fiscal 2010

•	Table games revenues of $80.7 million, a 7.5% increase over the first quarter of fiscal 2010

•	Non-gaming revenues of $53.4 million, an 11.4% decrease from the first quarter of fiscal 2010

The growth in consolidated Adjusted EBITDA for the quarter ended December 31, 2010 was primarily attributable to higher Adjusted EBITDA at Mohegan Sun at Pocono Downs reflecting the addition of table game and poker revenues from the July 2010 opening of table game and poker operations. Consolidated Adjusted EBITDA for the quarter ended December 31, 2010 also reflects increased Adjusted EBITDA at Mohegan Sun resulting from lower operating costs and expenses reflecting, in part, staffing reductions and other cost containment initiatives implemented in September 2010. Adjusted EBITDA at Mohegan Sun was negatively impacted by lower gaming and non-gaming revenues due to the continued weakness in consumer spending, aggressive promotional programs by competitors and reduced shows held at the Mohegan Sun Arena.

“We are pleased with our results for the quarter,” said, Mitchell Grossinger Etess, Chief Executive Officer of the Authority. “Despite lower revenues at Mohegan Sun, our employees and management teams did an excellent job in managing costs. These efforts combined with the addition of table games at Mohegan Sun at Pocono Downs contributed to the increases in Adjusted EBITDA and margins at our Connecticut and Pennsylvania properties. I would like to personally thank each and every one of our employees for their continued hard work and dedication to our company.”

Mohegan Sun

Operating results (in thousands, unaudited):

	For the Three Months Ended
	December 31,	December 31,		Percentage
	2010	2009	Variance	Variance

Adjusted EBITDA	$60,928	$59,575	$1,353	2.3%
Income from operations	$42,545	$39,922	$2,623	6.6%
Operating costs and expenses	$221,285	$242,169	$(20,884)	(8.6%)
Net revenues	$263,830	$282,091	$(18,261)	(6.5%)
Gaming revenues	$239,724	$252,994	$(13,270)	(5.2%)
Non-gaming revenues	$45,988	$55,049	$(9,061)	(16.5%)

The increase in Adjusted EBITDA was due to lower operating costs and expenses, including payroll costs and casino marketing and promotional expenditures, reflecting, in part, staffing reductions and other cost containment initiatives implemented in September 2010. These results were partially offset by lower gaming and non-gaming revenues resulting from the continued weakness in consumer spending due to high unemployment in the Northeast region. Gaming and non-gaming revenues also were negatively impacted by aggressive promotional programs by competitors, including increased use of free promotional slot plays. During the quarter ended December 31, 2010, free promotional slot plays redeemed in the Connecticut slot gaming market increased 34.1% compared to the first quarter of fiscal 2010, while free promotional slot plays redeemed at Mohegan Sun increased 8.8%. Additionally, gaming and non-gaming revenues were negatively impacted by reduced shows held at the Mohegan Sun Arena, which resulted in decreased patron visitation to the facility. The decline in shows held at the Mohegan Sun Arena reflects a reduction in available entertainment acts on tour. Despite the decline in revenues, Adjusted EBITDA margin increased by 200 basis points to 23.1% for the quarter ended December 31, 2010 from 21.1% in the first quarter of fiscal 2010.

The increase in income from operations reflects the growth in Adjusted EBITDA combined with lower depreciation expense.

Selected gaming data (in thousands, except where noted, unaudited):

	For the Three Months Ended
	December 31,	December 31,		Percentage
	2010	2009	Variance	Variance

Slots:
Handle	$2,120,579	$2,198,497	$(77,918)	(3.5%)
Gross revenues	$169,356	$179,590	$(10,234)	(5.7%)
Net revenues	$163,217	$172,930	$(9,713)	(5.6%)
Free promotional slot plays (1)	$12,370	$11,374	$996	8.8%
Weighted average number of machines (in units)	6,404	6,719	(315)	(4.7%)
Hold percentage (gross)	8.0%	8.2%	(0.2%)	(2.4%)
Win per unit per day (gross) (in dollars)	$287	$291	$(4)	(1.4%)

Table games:
Drop	$504,359	$522,104	$(17,745)	(3.4%)
Revenues	$71,542	$75,132	$(3,590)	(4.8%)
Weighted average number of games (in units)	331	322	9	2.8%
Hold percentage (2)	14.2%	14.4%	(0.2%)	(1.4%)
Win per unit per day (in dollars)	$2,351	$2,540	$(189)	(7.4%)

Poker:
Revenues	$2,967	$2,941	$26	0.9%
Weighted average number of tables (in units)	42	42	—	—
Revenue per unit per day (in dollars)	$768	$761	$7	0.9%

(1)	Free promotional slot plays are included in slot handle, but not reflected in slot revenues.
(2)	Table games hold percentage is relatively predictable over longer periods of time, but can significantly fluctuate over shorter periods.

Information related to slot revenues within Mohegan Sun’s market area (in thousands, except where noted, unaudited):

	For the Three Months Ended
	December 31,	December 31,		Percentage
	2010	2009	Variance	Variance

Northeast slot gaming market (1) (2):
Gross revenues	$605,915	$591,970	$13,945	2.4%
Mohegan Sun win market share	30.0%	32.3%	(2.3%)	(7.1%)
Mohegan Sun win efficiency	113.4%	122.8%	(9.4%)	(7.7%)

Connecticut slot gaming market (3):
Gross revenues	$321,251	$332,652	$(11,401)	(3.4%)
Free promotional slot plays	$30,568	$22,801	$7,767	34.1%
Mohegan Sun win market share	52.7%	54.0%	(1.3%)	(2.4%)
Mohegan Sun win efficiency	107.1%	113.7%	(6.6%)	(5.8%)

(1)	Northeast slot gaming market consists of Mohegan Sun, Foxwoods Resort Casino, Twin River Casino, Newport Grand and Empire City Casino.
(2)	Includes free promotional slot plays. Free promotional slot plays are included in slot handle, but not reflected in slot revenues.
(3)	Connecticut slot gaming market consists of Mohegan Sun and Foxwoods Resort Casino.

The decline in slot revenues at Mohegan Sun primarily resulted from the continued weakness in consumer spending and aggressive promotional programs by competitors. The reduction in slot revenues at Mohegan Sun also reflects the overall decline in the Connecticut slot gaming market. It is believed that aggressive promotional programs by competitors in the states of Rhode Island and New York may have contributed to the decreases in Mohegan Sun’s slot win market share and efficiency in the Northeast slot gaming market. The decline in Mohegan Sun’s slot win efficiency in the Connecticut slot gaming market was primarily the result of a reduction in Foxwoods Resort Casino’s weighted average number of slot machines during the quarter.

The decrease in table games revenues resulted from lower table games drop combined with lower table games hold percentage compared to the first quarter of fiscal 2010.

Non-gaming data (in thousands, except where noted, unaudited):

	For the Three Months Ended
	December 31,	December 31,		Percentage
	2010	2009	Variance	Variance

Food and beverage:
Revenues	$16,147	$19,398	$(3,251)	(16.8%)
Meals served	846	1,028	(182)	(17.7%)
Average price per meal served (in dollars)	$15.17	$15.45	$(0.28)	(1.8%)

Hotel:
Revenues	$8,997	$9,542	$(545)	(5.7%)
Rooms occupied	103	101	2	2.0%
Occupancy rate	95.4%	93.5%	1.9%	2.0%
Average daily room rate (in dollars)	$84	$91	$(7)	(7.7%)
Revenue per available room (in dollars)	$80	$85	$(5)	(5.9%)

Retail, entertainment and other:
Revenues	$20,844	$26,109	$(5,265)	(20.2%)
Arena events (in events)	23	30	(7)	(23.3%)
Arena tickets	119	180	(61)	(33.9%)
Average price per Arena ticket (in dollars)	$45.79	$55.76	$(9.97)	(17.9%)

The decline in food and beverage revenues was primarily attributable to a $3.1 million decrease in food revenues resulting from the reduction in the number of meals served at Mohegan Sun-owned food and beverage outlets. The reduction in the number of meals served reflects the closure of the Sunburst Buffet and the replacement of certain other Mohegan Sun-owned food and beverage outlets with third-party operators. Food and beverage revenues also were negatively impacted by a decrease in the number of shows held at the Mohegan Sun Arena and the resulting decline in patron visitation to the facility compared to the first quarter of fiscal 2010.

The decrease in hotel revenues primarily resulted from the continued emphasis on maintaining high occupancy of the hotel by gaming patrons. The decline in hotel revenues also reflects lower room rates offered to gaming patrons in response to competitive promotional offers from competitors in the Connecticut and Atlantic City markets.

The decline in retail, entertainment and other revenues was primarily due to a $4.6 million decrease in entertainment revenues. The decrease in entertainment revenues resulted from declines in the number of Arena tickets and the average price per Arena ticket due to reduced shows held at the Mohegan Sun Arena, including fewer headliner shows, reflecting a reduction in available entertainment acts on tour.

Mohegan Sun at Pocono Downs

Operating results (in thousands, unaudited):

	For the Three Months Ended
	December 31,	December 31,		Percentage
	2010	2009	Variance	Variance

Adjusted EBITDA	$11,629	$8,057	$3,572	44.3%
Income from operations	$6,319	$2,257	$4,062	180.0%
Operating costs and expenses	$65,456	$57,463	$7,993	13.9%
Net revenues	$71,775	$59,720	$12,055	20.2%
Gaming revenues	$67,933	$56,845	$11,088	19.5%
Non-gaming revenues	$7,449	$5,246	$2,203	42.0%

The increases in Adjusted EBITDA and income from operations were primarily attributable to the addition of table game and poker revenues from the July 2010 opening of table game and poker operations. Higher slot and non-gaming revenues also contributed to the increases in Adjusted EBITDA and income from operations. These results were partially offset by increased operating costs and expenses resulting from the addition of table game and poker operations. Adjusted EBITDA margin increased by 270 basis points to 16.2% for the quarter ended December 31, 2010 from 13.5% in the first quarter of fiscal 2010.

Selected gaming data (in thousands, except where noted, unaudited):

	For the Three Months Ended
	December 31,	December 31,		Percentage
	2010	2009	Variance	Variance

Slots:
Handle	$689,358	$677,763	$11,595	1.7%
Gross revenues	$53,658	$52,551	$1,107	2.1%
Net revenues	$53,652	$52,521	$1,131	2.2%
Free promotional slot plays (1)	$15,208	$9,549	$5,659	59.3%
Weighted average number of machines (in units)	2,466	2,466	—	—
Hold percentage (gross)	7.8%	7.8%	—	—
Win per unit per day (gross) (in dollars)	$237	$232	$5	2.2%

Table games (2):
Drop	$49,837	$—	$49,837	100.0%
Revenues	$9,197	$—	$9,197	100.0%
Weighted average number of games (in units)	66	—	66	100.0%
Hold percentage (3)	18.5%	—	18.5%	100.0%
Win per unit per day (in dollars)	$1,513	$—	$1,513	100.0%

Poker (2):
Revenues	$1,070	$—	$1,070	100.0%
Weighted average number of tables (in units)	18	—	18	100.0%
Revenue per unit per day (in dollars)	$646	$—	$646	100.0%

(1)	Free promotional slot plays are included in slot handle, but not reflected in slot revenues.
(2)	Table game and poker operations commenced on July 13, 2010.
(3)	Table games hold percentage is relatively predictable over longer periods of time, but can significantly fluctuate over shorter periods.

Information related to slot revenues within Mohegan Sun at Pocono Downs’ market area (in thousands, except where noted, unaudited):

	For the Three Months Ended
	December 31,	December 31,		Percentage
	2010	2009	Variance	Variance

Northeastern Pennsylvania slot gaming market (1):
Gross revenues	$150,419	$140,175	$10,244	7.3%
Free promotional slot plays (2)	$46,741	$36,792	$9,949	27.0%
Mohegan Sun at Pocono Downs win market share	35.7%	37.5%	(1.8%)	(4.8%)
Mohegan Sun at Pocono Downs win efficiency	114.9%	119.9%	(5.0%)	(4.2%)

(1)	Northeastern Pennsylvania slot gaming market consists of Mohegan Sun at Pocono Downs, Mount Airy Resort Casino and Sands Casino Resort Bethlehem.
(2)	Free promotional slot plays are included in slot handle, but not reflected in slot revenues.

Slot revenues at Mohegan Sun at Pocono Downs were positively impacted by the addition of table game and poker operations, which resulted in increased patron visitation to the facility.

Non-gaming revenues (in thousands, except where noted, unaudited):

	For the Three Months Ended
	December 31,	December 31,		Percentage
	2010	2009	Variance	Variance

Food and beverage:
Revenues	$5,847	$3,917	$1,930	49.3%
Meals served	193	147	46	31.3%
Average price per meal served (in dollars)	$14.96	$13.06	$1.90	14.5%

Retail, entertainment and other:
Revenues	$1,602	$1,329	$273	20.5%

The growth in food and beverage and retail, entertainment and other revenues were primarily attributable to increased patron visitation to the facility resulting from the addition of table game and poker operations.

Corporate

Total Corporate expenses (in thousands, unaudited):

	For the Three Months Ended
	December 31, 2010	December 31, 2009	Variance	Percentage Variance

Total Corporate expenses (1)	$4,580	$4,349	$231	5.3%

(1)	Include depreciation

The increase in total Corporate expenses primarily resulted from higher professional and consulting expenditures.

Mohegan Tribal Gaming Authority Property Information

(in thousands, unaudited)	Net Revenues For the Three Months Ended		Adjusted EBITDA For the Three Months Ended
	December 31, 2010	December 31, 2009	December 31, 2010	December 31, 2009
Mohegan Sun	$263,830	$282,091	$60,928	$59,575
Mohegan Sun at Pocono Downs	71,775	59,720	11,629	8,057
Corporate	—	—	(4,088)	(3,816)

Total	$335,605	$341,811	$68,469	$63,816

Liquidity and Capital Spending

Liquidity

As of December 31, 2010, the Authority held cash and cash equivalents of $92.2 million compared to $63.9 million as of September 30, 2010. As of December 31, 2010, $543.0 million was drawn on the Authority’s $675.0 million bank credit facility. As of December 31, 2010, amounts under letters of credit issued under the bank credit facility totaled $3.3 million, of which no amount was drawn. Inclusive of letters of credit, which reduce borrowing availability under the bank credit facility, and after taking into account restrictive financial covenants under the bank credit facility and the Authority’s line of credit and note indentures, the Authority had approximately $35.6 million of borrowing capacity under the bank credit facility as of December 31, 2010. The Authority’s total debt, including capital leases, was approximately $1.66 billion as of December 31, 2010 compared to $1.64 billion as of September 30, 2010.

Interest Expense

Interest expense increased by $1.2 million, or 4.2%, to $29.7 million for the quarter ended December 31, 2010 compared to $28.5 million in the first quarter of fiscal 2010. The increase in interest expense was primarily due to higher interest rate and weighted average outstanding debt. The weighted average interest rate was 7.1% for the quarter ended December 31, 2010 compared to 6.8% in the first quarter of fiscal 2010. The increase in weighted average interest rate was primarily driven by the October 2009 issuance of the Authority’s 11 1/2% second lien senior secured notes, which repaid a lower interest term loan under the bank credit facility. The weighted average outstanding debt was $1.68 billion for the quarter ended December 31, 2010 compared to $1.67 billion in the first quarter of fiscal 2010. The increase in weighted average outstanding debt was primarily due to additional borrowings on the bank credit facility to fund capital expenditures and to pay a table games authorization fee to the Commonwealth of Pennsylvania in connection with the July 2010 opening of table game and poker operations at Mohegan Sun at Pocono Downs.

Cost Containment Initiatives

In September 2010, the Authority implemented cost containment initiatives in an effort to better align operating costs with market and business conditions, including the reduction of its workforce in Uncasville, Connecticut by approximately 475 positions. In addition, the Authority implemented a number of other cost containment initiatives, including certain modifications to employee medical benefits, consolidation of certain Mohegan Sun-owned food and beverage outlets and replacement of certain other Mohegan Sun-owned food and beverage outlets with third-party operators. The Authority estimates that these cost containment initiatives yielded consolidated labor and operating cost savings totaling approximately $8.3 million for the quarter ended December 31, 2010. Consolidated labor and operating cost savings for fiscal 2011 are forecast to approximate $30.0 million.

Capital Spending

The following table presents data related to capital expenditures for the three months ended December 31, 2010 and fiscal 2011:

	Capital Expenditures
(in millions, excluding capitalized interest)	Three Months Ended December 31, 2010	Remaining Forecasted Fiscal Year 2011	Total Forecasted Fiscal Year 2011

Mohegan Sun:
Maintenance	$2.3	$21.8	$24.1
Development	3.0	16.7	19.7
Expansion - Project Horizon	0.1	1.4	1.5

Subtotal	5.4	39.9	45.3
Mohegan Sun at Pocono Downs:
Maintenance	1.2	4.3	5.5
Development	—	0.5	0.5
Expansion - Project Sunrise (1)	0.2	—	0.2
Expansion - Table Games (2)	0.1	—	0.1

Subtotal	1.5	4.8	6.3

Total	$6.9	$44.7	$51.6

(1)	Represents adjustments to the final cost for Project Sunrise, Mohegan Sun at Pocono Downs Phase II gaming and entertainment facility.
(2)	Represents adjustments to the final cost for table game and poker operations.

Distributions to the Tribe

Distributions to the Tribe totaled $4.5 million for the quarter ended December 31, 2010 compared to $27.3 million in the first quarter of fiscal 2010.

Financing Update

In November 2010, the Authority engaged Blackstone Advisory Partners, L.P. to assist in its strategic planning relating to its debt maturities. Additionally, in January 2011, the Authority engaged Credit Suisse to assist in the evaluation and implementation of refinancing alternatives.

Conference Call

The Authority will host a conference call and simultaneous webcast regarding its first quarter fiscal 2011 operating results on Thursday, January 27, 2011 at 10:00 a.m. (Eastern Standard Time).

Those interested in participating in the call should dial as follows:

(877) 756-4274

(706) 643-0107 (International)

Conference ID: 39561111

Please call five minutes in advance to ensure that you are connected prior to the initiation of the call. Questions and answers will be reserved for call-in analysts and investors.

Parties who want to listen to the live conference call on the Internet may do so through a web link on the Authority’s website at www.mtga.com, under the “Investor Relations/Financial News” section. Interested parties also may listen to a taped replay of the entire conference call commencing two hours after the call’s completion on Thursday, January 27, 2011. This replay will run through February 10, 2011.

The access number for a taped replay of the conference call is as follows:

(800) 642-1687

(706) 645-9291 (International)

Conference ID: 39561111

A transcript will be available on the Authority’s website for a period of 90 days following the conference call.

About the Authority

The Authority is an instrumentality of the Tribe, a federally-recognized Indian tribe with an approximately 507-acre reservation situated in Southeastern Connecticut, adjacent to Uncasville, Connecticut. The Authority has been granted the exclusive authority to conduct and regulate gaming activities on the existing reservation of the Tribe, including the operation of Mohegan Sun, a gaming and entertainment complex located on a 185-acre site on the Tribe’s reservation. Through its subsidiary, Downs Racing, the Authority also owns and operates Mohegan Sun at Pocono Downs, a gaming and entertainment facility located on a 400-acre site in Plains Township, Pennsylvania, and several off-track wagering facilities located elsewhere in Pennsylvania.

The Tribe’s gaming operation at Mohegan Sun is one of only two legally authorized gaming operations in New England offering traditional slot machines and table games. Mohegan Sun currently operates in an approximately 3.1 million square-foot facility, which includes Casino of the Earth, Casino of the Sky, Casino of the Wind, 100,000 square feet of retail space, including The Shops at Mohegan Sun, a 10,000-seat Mohegan Sun Arena, a 350-seat Cabaret Theatre, 100,000 square feet of meeting and convention space and the approximately 1,200-room luxury Sky Hotel Tower. Mohegan Sun at Pocono Downs operates in an approximately 400,000-square-foot facility, including 82,000 square feet of gaming space offering approximately 2,500 slot machines, 66 table games and an 18-table poker room, several dining and retail options and a bus passenger lounge. More information about the Authority and its properties can be obtained by visiting www.mohegansun.com, www.mohegansunpocono.com or www.mtga.com.

Special Note Regarding Forward-Looking Statements

Some information included in this press release may contain forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements can sometimes be identified by the use of forward-looking words such as “may,” “will,” “anticipate,” “estimate,” “expect” or “intend” and similar expressions. Such forward-looking information may involve important risks and uncertainties that could significantly affect anticipated results in the future and, accordingly, such results may differ materially from those expressed in any forward-looking statements made by or on behalf of the Authority. Information concerning potential factors that could affect the Authority’s financial results is included in its Annual Report on Form 10-K for the fiscal year ended September 30, 2010, as well as in the Authority’s other reports and filings with the Securities and Exchange Commission. Any forward-looking statements included in this press release are made only as of the date of this release. The Authority does not undertake any obligation to update or supplement any forward-looking statements to reflect subsequent events or circumstances. The Authority cannot assure that projected results or events will be achieved or will occur.

MOHEGAN TRIBAL GAMING AUTHORITY

CONSOLIDATED STATEMENTS OF INCOME

(in thousands)

(unaudited)

	For the Three Months Ended December 31, 2010	For the Three Months Ended December 31, 2009
Revenues:
Gaming	$307,657	$309,839
Food and beverage	21,994	23,315
Hotel	8,997	9,542
Retail, entertainment and other	22,446	27,438

Gross revenues	361,094	370,134
Less - Promotional allowances	(25,489)	(28,323)

Net revenues	335,605	341,811

Operating costs and expenses:
Gaming	193,331	200,818
Food and beverage	10,045	11,184
Hotel	3,166	3,610
Retail, entertainment and other	6,213	7,954
Advertising, general and administrative	50,294	50,613
Corporate	4,536	4,329
Pre-opening	—	42
Depreciation and amortization	23,215	25,431
Severance	521	—

Total operating costs and expenses	291,321	303,981

Income from operations	44,284	37,830

Other income (expense):
Accretion of discount to the relinquishment liability	(2,842)	(3,856)
Interest income	780	732
Interest expense, net of capitalized interest	(29,746)	(28,549)
Loss on early extinguishment of debt	—	(1,584)
Write-off of debt issuance costs	—	(338)
Other income (expense), net	5	(344)

Total other expense	(31,803)	(33,939)

Net income	12,481	3,891
Loss attributable to non-controlling interests	449	513

Net income attributable to Mohegan Tribal Gaming Authority	$12,930	$4,404

MOHEGAN TRIBAL GAMING AUTHORITY

CONSOLIDATED SELECTED FINANCIAL INFORMATION

(in thousands)

(unaudited)

	For the Three Months Ended
	December 31, 2010	December 31, 2009
Operating Results:
Gross revenues	$361,094	$370,134
Net revenues	$335,605	$341,811
Income from operations	$44,284	$37,830

Other Data:
Adjusted EBITDA	$68,469	$63,816
Capital expenditures	$6,899	$9,974
Cash interest paid	$27,695	$16,931

Balance Sheet Data:	December 31, 2010	September 30, 2010
Cash and cash equivalents	$92,151	$63,897
Debt, including capital leases	$1,656,994	$1,637,549

MOHEGAN SUN

SUPPLEMENTAL DATA - OPERATING STATISTICS

(unaudited)

	For the Three Months Ended
	December 31, 2010	December 31, 2009
Adjusted EBITDA:
Adjusted EBITDA (in thousands)	$60,928	$59,575
Adjusted EBITDA margin	23.1%	21.1%

Capital expenditures (in thousands)	$5,411	$8,792
Capitalized interest (in thousands)	$—	$21

Weighted average number of units:
Slot machines	6,404	6,719
Table games	331	322
Poker tables	42	42

Win per unit per day:
Slot machines (gross)	$287	$291
Table games	$2,351	$2,540
Poker tables	$768	$761

Hold percentage:
Slot machines (gross)	8.0%	8.2%
Table games	14.2%	14.4%

Northeast slot gaming market statistics:
Win market share	30.0%	32.3%
Win efficiency	113.4%	122.8%

Connecticut slot gaming market statistics:
Handle market share	53.3%	55.4%
Win market share	52.7%	54.0%
Handle efficiency	108.4%	116.6%
Win efficiency	107.1%	113.7%

Food and beverage statistics:
Meals served (in thousands)	846	1,028
Average price per meal served	$15.17	$15.45

Hotel statistics:
Rooms occupied (in thousands)	103	101
Occupancy rate	95.4%	93.5%
Average daily room rate	$84	$91
Revenue per available room	$80	$85

Entertainment statistics:
Arena events (in events)	23	30
Arena tickets (in thousands)	119	180
Average price per Arena ticket	$45.79	$55.76

MOHEGAN SUN AT POCONO DOWNS

SUPPLEMENTAL DATA - OPERATING STATISTICS

(unaudited)

	For the Three Months Ended
	December 31, 2010 (1)	December 31, 2009
Adjusted EBITDA:
Adjusted EBITDA (in thousands)	$11,629	$8,057
Adjusted EBITDA margin	16.2%	13.5%

Capital expenditures (in thousands)	$1,488	$1,182

Weighted average number of units:
Slot machines	2,466	2,466
Table games	66	—
Poker tables	18	—

Win per unit per day:
Slot machines (gross)	$237	$232
Table games	$1,513	$—
Poker tables	$646	$—

Hold percentage:
Slot machines (gross)	7.8%	7.8%
Table games	18.5%	—

Northeastern Pennsylvania slot gaming market statistics:
Handle market share	34.2%	33.7%
Win market share	35.7%	37.5%
Handle efficiency	110.2%	107.8%
Win efficiency	114.9%	119.9%

Food and beverage statistics:
Meals served (in thousands)	193	147
Average price per meal served	$14.96	$13.06

(1)	Table game and poker operations commenced on July 13, 2010.

MOHEGAN TRIBAL GAMING AUTHORITY

ADJUSTED EBITDA RECONCILIATIONS

(unaudited)

Reconciliations of Adjusted EBITDA to Net Income:

Reconciliations of Adjusted EBITDA to net income, a financial measure determined in accordance with accounting principles generally accepted in the United States of America, or GAAP, are shown below (in thousands):

	For the Three Months Ended
	December 31, 2010	December 31, 2009

Adjusted EBITDA	$68,469	$63,816
Pre-opening costs and expenses	—	(42)
Depreciation and amortization	(23,215)	(25,431)
Severance charges	(521)	—
Loss attributable to non-controlling interests	(449)	(513)

Income from operations	44,284	37,830

Accretion of discount to the relinquishment liability	(2,842)	(3,856)
Interest income	780	732
Interest expense, net of capitalized interest	(29,746)	(28,549)
Loss on early extinguishment of debt	—	(1,584)
Write-off of debt issuance costs	—	(338)
Other income (expense), net	5	(344)

Net income	$12,481	$3,891

Reconciliations of Income (Loss) from Operations to Adjusted EBITDA (unaudited):

Reconciliations of income (loss) from operations, a financial measure determined in accordance with GAAP, to Adjusted EBITDA, are shown below (in thousands):

	For the Three Months Ended December 31, 2010
	Income (Loss) from Operations	Pre-opening Costs and Expenses	Depreciation and Amortization	Severance Charges	Loss attributable to Non-controlling Interests	Adjusted EBITDA
Mohegan Sun	$42,545	$—	$17,863	$520	$—	$60,928
Mohegan Sun at Pocono Downs	6,319	—	5,310	—	—	11,629
Corporate	(4,580)	—	42	1	449	(4,088)

Total	$44,284	$—	$23,215	$521	$449	$68,469

	For the Three Months Ended December 31, 2009
	Income (Loss) from Operations	Pre-opening Costs and Expenses	Depreciation and Amortization	Severance Charges	Loss attributable to Non-controlling Interests	Adjusted EBITDA
Mohegan Sun	$39,922	$42	$19,611	$—	$—	$59,575
Mohegan Sun at Pocono Downs	2,257	—	5,800	—	—	8,057
Corporate	(4,349)	—	20	—	513	(3,816)

Total	$37,830	$42	$25,431	$—	$513	$63,816

Adjusted EBITDA Explanation:

Earnings before interest, income taxes, depreciation and amortization, or EBITDA, is a commonly used measure of performance in the casino and hospitality industry. EBITDA is not a measure of performance calculated in accordance with GAAP. The Authority historically has evaluated its operating performance with the non-GAAP measure, Adjusted EBITDA, which as used in this press release, represents earnings before interest, depreciation and amortization, pre-opening costs and expenses, severance charges resulting from a workforce reduction, accretion of discount to a relinquishment liability pursuant to a relinquishment agreement with Trading Cove Associates, loss on early extinguishment of debt, write-off of debt issuance costs, other non-operating income and expense and loss attributable to non-controlling interests.

Adjusted EBITDA provides an additional way to evaluate the Authority’s operations and, when viewed with both the Authority’s GAAP results and the reconciliations provided, the Authority believes that it provides a more complete understanding of its business than could be otherwise obtained absent this disclosure. Adjusted EBITDA is presented solely as a supplemental disclosure because: (1) the Authority believes it enhances an overall understanding of the Authority’s past and current financial performance; (2) the Authority believes it is a useful tool for investors to assess the operating performance of the business in comparison to other operators within the casino and hospitality industry since Adjusted EBITDA excludes certain items that may not be indicative of the Authority’s operating results; (3) measures that are comparable to Adjusted EBITDA are often used as an important basis for the valuation of casino and hospitality companies; and (4) the Authority uses Adjusted EBITDA internally to evaluate the performance of its operating personnel and management and as a benchmark to evaluate its operating performance in comparison to its competitors.

The use of Adjusted EBITDA has certain limitations. Adjusted EBITDA should be considered in addition to, not as a substitute for or superior to, any GAAP financial measure including net income (as an indicator of the Authority’s performance) or cash flows provided by operating activities (as an indicator of the Authority’s liquidity), nor should it be considered as an indicator of the Authority’s overall financial performance. The Authority’s calculation of Adjusted EBITDA is likely to be different from the calculation of Adjusted EBITDA or other similarly titled measurements used by other casino and hospitality companies, and therefore, comparability may be limited. Adjusted EBITDA eliminates certain substantial recurring items from net income, such as interest, depreciation and amortization and accretion of discount to the relinquishment liability. Each of these items has been incurred in the past, will continue to be incurred in the future and should be considered in the overall evaluation of the Authority’s results. The Authority compensates for these limitations by providing the relevant disclosure of interest, depreciation and amortization, accretion of discount to the relinquishment liability and other items excluded in the calculation of Adjusted EBITDA, both in its reconciliations to the GAAP financial measure of net income and in its consolidated financial statements, all of which should be considered when evaluating its results. The Authority strongly encourages investors to review its financial information in its entirety and not to rely on a single financial measure.

Press Release:

Mohegan Tribal Gaming Authority, Uncasville, Connecticut, January 27, 2011

Contacts:

Mitchell Grossinger Etess

Chief Executive Officer

Mohegan Tribal Gaming Authority

(860) 862-8000

Leo M. Chupaska

Chief Financial Officer

Mohegan Tribal Gaming Authority

(860) 862-8000